                                                                   Exhibit 5(a)

                                October 26, 1999

Russell Corporation
755 Lee Street
Alexander City, Alabama 35011

         Re: Russell Corporation Flexible Deferral Plan

Ladies and Gentlemen:

         In our capacity as counsel for Russell Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the issuance of up to $5,000,000 in Deferred Compensation Interests ("Interests") pursuant to the Russell Corporation Flexible Deferral Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

         2. The Plan has been duly and validly authorized and adopted, and the Interests being registered hereunder that may be issued to its participants, when issued or sold in accordance with the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

         3. The provisions of the written documents constituting the Plan comply with the requirements of ERISA pertaining to such provisions.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

                                         Yours very truly,

                                         /s/ Bradley Arant Rose & White LLP